Exhibit 10.01

                                                                  Execution Copy



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                            STOCK PURCHASE AGREEMENT

                                  by and among

                               TOWER GROUP, INC.,

                          LAWRENCEVILLE HOLDINGS, INC.

                                       and

                    MIIX INSURANCE COMPANY IN REHABILITATION

                           Dated as of August 1, 2005



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


                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I.     DEFINITIONS; INTERPRETATION.....................................1

Section 1.01.  Definitions.....................................................1

Section 1.02.  Interpretation..................................................5

ARTICLE II.    PURCHASE AND SALE OF SHARES.....................................6

Section 2.01.  Purchase and Sale of Shares.....................................6

Section 2.02.  Consideration...................................................6

Section 2.03.  The Closing.....................................................6

Section 2.04.  Payment of Purchase Price.......................................6

Section 2.05.  Closing Deliveries..............................................6

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF SELLER AND MIIX...............8

Section 3.01.  Corporate Existence.............................................8

Section 3.02.  Authorization; Enforcement......................................8

Section 3.03.  Capital Stock of the Company; Ownership of Shares...............8

Section 3.04.  Subsidiaries....................................................9

Section 3.05.  Affiliate Agreements............................................9

Section 3.06.  No Conflict.....................................................9

Section 3.07.  Charter.........................................................9

Section 3.08.  Consents........................................................9

Section 3.09.  Compliance with Law.............................................9

Section 3.10.  Litigation......................................................9

Section 3.11.  Insurance Licenses.............................................10

Section 3.12.  Contracts......................................................10

Section 3.13.  Finder's Fees..................................................10

Section 3.14.  Statutory Statements...........................................10

Section 3.15.  Assets and Properties..........................................11

Section 3.16.  Regulatory Filings.............................................11

Section 3.17.  Employee Benefits..............................................11

Section 3.18.  Company Liabilities............................................11

Section 3.19.  No Material Adverse Change.....................................11

Section 3.20.  Intangible Property............................................11

Section 3.21.  Insurance......................................................11

Section 3.22.  Employees......................................................11

Section 3.23.  Security Deposits..............................................12

Section 3.24.  Powers of Attorney; Guarantees; Required Insurance; Agents.....12

Section 3.25.  Bank Accounts..................................................12

Section 3.26.  Reinsurance Contracts..........................................12

Section 3.27.  Insurance Issued by the Company................................12

Section 3.28.  Real Property..................................................12

ARTICLE IV.    REPRESENTATIONS AND WARRANTIES OF BUYER........................13

Section 4.01.  Corporate Existence............................................13

Section 4.02.  Authorization; Enforcement.....................................13

Section 4.03.  No Conflict....................................................13

Section 4.04.  Consents.......................................................13

Section 4.05.  Litigation.....................................................13

Section 4.06.  Finder's Fees..................................................13

Section 4.07.  Investment Purpose.............................................14

ARTICLE V.     COVENANTS AND AGREEMENTS.......................................14

Section 5.01.  Conduct of Business of the Company.............................14

Section 5.02.  Restrictions...................................................14

Section 5.03.  Access to Information; Due Diligence...........................15

Section 5.04.  Acquisition Proposals..........................................15

Section 5.05.  Approvals of Governmental Authorities..........................16

Section 5.06.  Further Assurances.............................................16

Section 5.07.  Notification of Changes........................................16

Section 5.08.  Cooperation....................................................16

Section 5.09.  Performance of Conditions......................................16

Section 5.10.  Court Approval.................................................17

Section 5.11.  Publicity......................................................17

Section 5.12.  Authority, Bank Accounts, Etc..................................17

ARTICLE VI.    TAXES..........................................................17

Section 6.01.  Tax Returns Filed and Taxes Paid by Seller and MIIX............17

Section 6.02.  Post-Closing Access to Books and Records and Cooperation.......18

Section 6.03.  Liability and Indemnification for Taxes and Related Matters....18

Section 6.04.   Section 338(h)(10) Election...................................21

Section 6.05.   Survival of Obligations.......................................21

ARTICLE VII.    CONDITIONS TO THE CLOSING.....................................22

Section 7.01.   Conditions Precedent to Obligation of Buyer...................22

Section 7.02.   Conditions Precedent to Obligations of Seller and MIIX........23

ARTICLE VIII.   INDEMNIFICATION...............................................24

Section 8.01.   Indemnification by Seller and MIIX............................24

Section 8.02.   Buyer's Obligation to Indemnify...............................25

Section 8.03.   Right to Contest Third Party Claims...........................25

Section 8.04.   Indemnification for Taxes.....................................26

Section 8.05.   Exclusive Remedy..............................................26

ARTICLE IX.     TERMINATION...................................................26

Section 9.01.   Termination...................................................26

Section 9.02.   Effect of Termination.........................................26

ARTICLE X.      SURVIVAL......................................................26

ARTICLE XI.     MISCELLANEOUS PROVISIONS......................................27

Section 11.01.  Corporate Records.............................................27

Section 11.02.  Headings......................................................27

Section 11.03.  Schedules.....................................................27

Section 11.04.  Waivers and Amendments; Non-Contractual Remedies;
                Preservation of Remedies......................................27

Section 11.05.  Entire Agreement..............................................27

Section 11.06.  Governing Law.................................................27

Section 11.07.  Binding Effect; No Assignment.................................27

Section 11.08.  Notices.......................................................28

Section 11.09.  Counterparts..................................................29

Section 11.10.  Expenses......................................................29

Section 11.11.  No Joint Venture or Partnership Intended.......................9

Section 11.12.  Severability..................................................29

Section 11.13.  No Third Party Beneficiaries..................................29

Section 11.14.  Interpretation................................................29

Section 11.15.  Negotiated Agreement..........................................29

Section 11.16.  Dollar References.............................................29

                             SCHEDULES AND EXHIBITS

Schedule 3.01   Jurisdictions
Schedule 3.08   Seller Consents
Schedule 3.10   Litigation
Schedule 3.11   Insurance Licenses
Schedule 3.12   Contracts
Schedule 3.16   Regulatory Filings
Schedule 3.23   Security Deposits
Schedule 3.24   Powers of Attorney; Guarantees
Schedule 3.25   Bank Accounts
Schedule 3.26   Reinsurance Contracts
Schedule 4.04   Buyer Consents
Schedule 6.01   Taxes


Exhibit A       Form of Press Release to be Issued upon Signing
Exhibit B       Form of Press Release to be Issued at Closing

                            STOCK PURCHASE AGREEMENT
                            ------------------------

          STOCK PURCHASE AGREEMENT, dated as of August 2, 2005 (this "Agreement"), by and among Tower Group, Inc., a Delaware corporation ("Buyer"), Lawrenceville Holdings, Inc., a Delaware corporation ("Seller") and MIIX Insurance Company in Rehabilitation, a New Jersey insurance company ("MIIX").

          WHEREAS, Seller owns beneficially and of record 100,000 shares (the "Shares") of the common stock, par value $40.00 per share (the "Common Stock"), of MIIX Insurance Company of New York, a New York insurance company (the "Company"), constituting all of the issued and outstanding shares of the capital stock of the Company; and

          WHEREAS, Seller is a wholly owned subsidiary of MIIX; and

          WHEREAS, pursuant to the Order of the Honorable Neil H. Shuster dated September 28, 2004, Holly C. Bakke was given the authority to approve and direct the sale of the Shares by Seller, solely in her capacity as rehabilitator of MIIX, subject to the approval of the Superior Court of New Jersey, Chancery Division, Mercer County (the "Court"); and

          WHEREAS, Holly C. Bakke resigned as Commissioner of the New Jersey Department of Banking and Insurance and effective March 1, 2005, Donald Bryan is the Acting Commissioner of the New Jersey Department of Banking and Insurance; and

          WHEREAS, Donald Bryan, in his capacity as Acting Commissioner of the New Jersey Department of Banking and Insurance and successor to Holly C Bakke, has taken on the role of rehabilitator of MIIX (the "Rehabilitator"); and

          WHEREAS, the Rehabilitator has authorized the execution,  delivery and
performance  of  this  Agreement  and  the   consummation  of  the  transactions
contemplated hereby; and

          WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the respective representations, warranties, covenants, agreements and conditions contained herein, each of the parties hereto agrees as follows:

                                   ARTICLE I.

                           DEFINITIONS; INTERPRETATION

          Section 1.01. Definitions. The terms defined in this Section 1.01, whenever used in this Agreement, shall have the following meanings for all purposes of this Agreement:

          "Acquisition Proposal" has the meaning set forth in Section 5.04.

          "Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Adjusted Statutory Surplus" means surplus to policyholders determined in accordance with SAP, adjusted to mark Investment Assets to their Fair Market Value.

          "Affiliate" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person. As used herein, the term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

          "Agreement" has the meaning set forth in the first paragraph of this Agreement.

          "Annual Statement" means, with respect to any Person, the annual statement of such Person prepared in accordance with SAP, as filed with or submitted to the appropriate insurance Governmental Authority in such Person's jurisdiction of domicile on the forms prescribed or permitted by such Governmental Authority.

          "Asserted Liability" has the meaning set forth in Section 8.01(c).

          "Books and Records" means all of the Company's books and records (including all data and other information stored on discs, tapes or other media) relating to the assets, Properties, business and operations of the Company's business, including the Insurance Licenses and all such items relating to the Company's legal existence, stock ownership, corporate management or other such corporate records.

          "Business Day" means any day that is not a Saturday or a Sunday or a day on which banks in the State of New Jersey are authorized or required by law to close.

          "Buyer" has the meaning set forth in the first paragraph of this Agreement.

          "Buyer Indemnitees" has the meaning set forth in Section 8.01(a).

          "Closing" has the meaning set forth in Section 2.03.

          "Closing Date" means the actual date on which the Closingoccurs.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" has the meaning set forth in the first recital of this Agreement.

          "Company" has the meaning set forth in the first recital of this Agreement.

          "Contract" means any written or oral contract, agreement, instrument, commitment or other arrangement.

          "Court" has the meaning set forth in the third recital of this Agreement.

          "Court Approval" has the meaning set forth in Section 7.01(f).

          "Election" has the meaning set forth in Section 6.04(a).

          "Environmental Laws" means any and all local, state and federal laws, regulations, codes, decrees, orders, judgments, principles of common law and binding judicial or administrative interpretation thereof pertaining to: (a) the protection of the environment (including air quality, surface water, groundwater, soils, subsurface strata, drinking water, natural resources and biota) or human health and safety; or (b) the presence, use, processing, generation, management, storage, treatment, recycling, disposal, discharge, release, threatened release, investigation or remediation of Hazardous Materials, including, without limitation, the Federal Resource Conservation and Recovery Act, the Federal Comprehensive Environmental Response, Compensation and Liability Act, the Federal Clean Water Act, the Federal Clean Air Act, and the Federal Occupational Safety and Health Act and their implementing regulations as well as state analogues, each as may be amended from time to time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

          "Fair Market Value" means (i) in the case of securities (other than Short Term Treasuries) listed on an exchange or in an over-the-counter market, the closing price on such exchange or market (or the average of the closing bid and asked prices if there is no closing price) plus all accrued but unpaid interest on such securities through the last Business Day preceding the Closing Date if such amount is not already reflected in such closing price (or such bid and asked prices) and (ii) in the case of cash, cash equivalents and Short Term Treasuries, the face amount thereof.

          "Governmental Authority" means any foreign, federal, state, local or other court, arbitration, administrative agency or commission, insurance or securities regulatory or self-regulatory body or securities or commodities exchange.

          "Hazardous Materials" means any substance, product, compound, mixture, material, biological agents, organic matters or waste: (a) that is characterized or defined by, listed as or regulated under Environmental Laws as "hazardous," "toxic," "radioactive," "contaminant," or "pollutant"; (b) that is or may contain asbestos, petroleum products or byproducts, polychlorinated biphenyls, lead-based paint, urea formaldehyde or radon gas; or (c) the exposure to which may pose risk to human health and safety.

          "Insurance Licenses" has the meaning set forth in Section 3.11.

          "Investment Assets" means cash, cash equivalents, U.S. Treasury obligations and investment-grade obligations of U.S. corporations or state or local governments (or instrumentalities thereof).

          "Knowledge" of any Person means, collectively, the best knowledge of each executive officer or director of such Person.

          "Laws" has the meaning set forth in Section 3.09.

          "Liability" means, with respect to any Person, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility (whether known, unknown, accrued, absolute, contingent, unliquidated or otherwise) and regardless of when such liability or obligation was or is asserted.

          "Lien" means any lien, pledge, mortgage, security interest, encumbrance, restriction, easement, limitation, claim, charge or defect of title of any kind or nature whatsoever, or any agreement to give or grant or permit any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

          "Losses" has the meaning set forth in Section 8.01(b).

          "Material Adverse Effect" means a material adverse effect (after giving effect to the transactions contemplated by this Agreement) on (i) the assets or liabilities of the Company or (ii) the ability of the Company to conduct an insurance business after the Closing in those jurisdictions where the Company is licensed to conduct an insurance business.

          "MIIX" has the meaning set forth in the first paragraph of this Agreement.

          "Person" means any individual, corporation, limited liability company,
partnership,   firm,   joint   venture,   association,   trust,   unincorporated
organization, Governmental Authority or other entity.

          "Plan" means any "employee benefit plan" (as that term is defined in Section 3(3) of ERISA), as well as any other written or unwritten plan or Contract involving direct or indirect compensation, established, maintained or contributed to by the Company, or under which the Company has any present or future Liability on behalf of its employees or former employees or their dependents or beneficiaries, including each retirement, pension, profit-sharing, thrift, savings, target benefit or employee stock ownership plan, cash or deferred, each other deferred or incentive compensation, bonus, stock option, employee stock purchase, "phantom stock" or stock appreciation right plan, each other program providing payment or reimbursement for or of medical, dental or visual care, psychiatric counseling, or vacation, sick or disability pay and each other "fringe benefit" plan or arrangement.

          "Property" means real, personal or mixed property, tangible or intangible.

          "Purchase Price" has the meaning set forth in Section 2.02.

          "Quarterly Statement" means, with respect to any Person, the quarterly statement of such Person prepared in accordance with SAP, as filed with or submitted to the appropriate insurance Governmental Authority in such Person's jurisdiction of domicile on the forms prescribed or permitted by such Governmental Authority.

          "Rehabilitator" has the meaning set forth in the fifth recital of this Agreement.

          "SAP" means the statutory accounting practices prescribed or permitted by the Superintendent of Insurance of the State of New York, applied on a basis consistent with that of prior years (other than where a lack of consistency results from changes in the statutory accounting practices so prescribed or permitted).

          "Scheduled Contracts" has the meaning set forth in Section 3.12.

          "Seller" has the meaning set forth in the first paragraph of this Agreement.

          "Seller Indemnitees" has the meaning set forth in Section 8.02(a).

          "Seller's Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code) that includes Seller, MIIX or any predecessor of or successor to Seller or MIIX (or another such predecessor or successor).

          "Shares" has the meaning set forth in the first recital of this Agreement.

          "Short Term Treasuries" means U.S. Treasury obligations having a remaining term to maturity as of the last Business Day preceding the Closing Date of less than 90 days.

          "Statutory Statements" has the meaning set forth in Section 3.14.

          "Straddle Period" means any taxable year or period that begins on or before the Closing Date and ends after the Closing Date.

          "Subsidiary" means, with respect to any Person, any corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity analogous to any of the foregoing of which a majority of the equity ownership (whether voting stock or comparable interest) is, at the time, owned, directly or indirectly, by such Person.

          "Tax Returns" shall mean all reports, returns, statements, forms or other documents or information required to be filed with a taxing authority with respect to the Taxes of the Company.

          "Taxes" means all federal, state, county, local, foreign and other taxes (including, without limitation, income taxes, premium taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, ad valorem taxes, severance taxes, capital levy taxes, transfer taxes, employment and payroll-related taxes (including withholding taxes), property taxes, import duties and other governmental charges and assessments), and includes interest, additions to tax and penalties with respect thereto.

          "Third  Party  Reinsurance  Agreements"  has the  meaning set forth in
Section 3.26.

          Section 1.02. Interpretation. When a reference is made in this Agreement to a Section, Article or Schedule, such reference shall be to a Section, Article or Schedule of this Agreement unless otherwise indicated or unless the context shall otherwise require. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

The definitions of terms in this Agreement shall be applicable to both the plural and the singular forms of the terms defined when either such form is used in this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "hereunder" and other words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection, paragraph or clause.

                                  ARTICLE II.

                           PURCHASE AND SALE OF SHARES

          Section 2.01. Purchase and Sale of Shares. Upon the terms and subject to the conditions set forth herein, Seller agrees to sell, transfer and deliver to Buyer, free and clear of all Liens, and Buyer agrees to purchase from Seller, the Shares for the Purchase Price.

          Section 2.02. Consideration. As consideration for the purchase of the Shares, Buyer shall pay to Seller on the Closing Date an aggregate amount (the "Purchase Price") equal to the sum of (i) $225,000, plus (ii) an amount equal to the Adjusted Statutory Surplus of the Company as of the close of business on the second Business Day immediately preceding the Closing Date, as determined by the parties.

          Section 2.03. The Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place (i) at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019 at 10:00 a.m., New York City time, as soon as practicable following satisfaction or waiver of the last condition to the Closing set forth in Article 7, or (ii) at such other place, time or date as the parties may mutually determine in writing.

          Section 2.04. Payment of Purchase Price. Buyer shall deliver to Seller, by wire transfer to a bank account designated in writing by Seller at least two Business Days prior to the Closing Date, immediately available funds in an amount equal to the Purchase Price.

          Section 2.05. Closing Deliveries. At the Closing, the parties hereto shall take the following actions: -------------------

          (a)       Seller and MIIX shall deliver to Buyer:

                    (i) a receipt evidencing receipt by Seller of the Purchase Price;

                    (ii) certificates representing all of the Shares, duly executed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and accompanied by all requisite stock Transfer Tax stamps;

                    (iii) By-Laws of the Company, together with all amendments thereto or restatements thereof, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date;

                    (iv) a certificate of the Secretary or Assistant Secretary of Seller, as to the incumbency of the officers executing this Agreement and the genuineness of their signatures;

                    (v) the certificate contemplated in Section 7.01(b);

                    (vi) copies of all regulatory approvals obtained by Seller and MIIX in connection with the transactions contemplated by this Agreement;

                    (vii)  copies  of the  Court  Approval  as  contemplated  in
          Section 7.01(f).

                    (viii) the Books and Records, in accordance with the provisions of Section 7.01(g);

                    (ix) the certificate contemplated in Section 7.01(i);

                    (x)  duly  executed   resignations  from  each  officer  and
          director of the Company effective as of the Closing Date; and

                    (xi) such other documents, instruments or certificates as Buyer may reasonably request.

          (b)       Buyer shall deliver to Seller and MIIX:

                    (i) a receipt evidencing receipt by Buyer of the Shares;

                    (ii) the Purchase Price, by wire transfer;

                    (iii) resolutions of the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby;

                    (iv) a certificate of the Secretary or Assistant Secretary of Buyer as to the incumbency of the officers executing this Agreement and the genuineness of their signatures;

                    (v) the certificate contemplated in Section 7.02(b);

                    (vi) copies of all regulatory approvals obtained by Buyer in connection with the transactions contemplated by this Agreement, including without limitation any necessary approvals or non-disapprovals from the New York Department of Insurance with respect to the acquisition of control of the Company by Buyer; and

                    (vii) such other documents, instruments or certificates as Seller or MIIX may reasonably request.

                                  ARTICLE III.

                REPRESENTATIONS AND WARRANTIES OF SELLER AND MIIX

          Seller and MIIX hereby jointly and severally represent and warrant to Buyer as follows:

          Section 3.01. Corporate Existence. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York. The Company has full power and authority to own, lease and operate its assets and Properties and to conduct its business as it is now being conducted. Except as otherwise disclosed on Schedule 3.01, the Company is licensed to transact business and is in good standing in each jurisdiction listed on
Schedule 3.01.

          Section 3.02. Authorization; Enforcement. Subject to the approval by the Court and the Rehabilitator, Seller and MIIX have the full corporate power and authority to execute and deliver this Agreement and to perform their obligations hereunder. Each of Seller, MIIX and the Company has taken all necessary corporate action to duly and validly authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and MIIX. This Agreement, assuming due execution and delivery by Buyer constitutes a valid and binding obligation of Seller and MIIX, enforceable against Seller and MIIX in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors rights generally, and by legal and equitable limitations on the availability of specific remedies.

          Section 3.03. Capital Stock of the Company; Ownership of Shares. (a) The authorized capital stock of the Company consists of 100,000 shares of the Common Stock of which 100,000 are issued and outstanding and constitute the Shares. All of the Shares have been duly authorized and validly issued, are fully paid and nonassessable. The Shares have not been issued in violation of, and none of the Shares are subject to, any preemptive or subscription right, right of first refusal or any other right of any Person. Except as set forth above, there are no shares of capital stock or other securities of the Company outstanding. There are no outstanding warrants, options, Contracts, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which Seller, MIIX or the Company is or may be obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of the Company, and there are no equity securities of the Company reserved for issuance for any purpose.

          (b) Seller is the record and beneficial owner of the Shares, free and clear of any Liens. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire record and beneficial ownership of the Shares, free and clear of any Liens. Other than this Agreement, the Shares are not subject to any voting trust agreement or other Contract, agreement, arrangement, commitment or understanding, including any such agreement, arrangement, commitment or understanding restricting or otherwise relating to the voting, dividend rights or disposition of the Shares.

          Section 3.04. Subsidiaries. The Company does not have any Subsidiaries and, as of the Closing Date, will not directly or indirectly own of record or beneficially any capital stock of or other equity interest in any Person.

          Section 3.05. Affiliate Agreements. As of the Closing Date, the Company will not be a party to, and will have no Liabilities under, arising out of, or with respect to, any agreements between the Company and any Affiliate or former affiliates of the Company.

          Section 3.06. No Conflict. Subject to the receipt of the consents and approvals set forth on Schedule 3.08, neither the execution, delivery and performance by Seller, MIIX or the Company of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the certificate of incorporation, By-laws or other charter or organizational document of Seller, MIIX or the Company; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material Contract to which Seller, MIIX or the Company is a party or by or to which any of them or their assets or Properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any Contract with, or condition imposed by, any Governmental Authority binding upon Seller, MIIX or the Company or the business, Properties or assets of Seller, MIIX or the Company; (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Seller, MIIX or the Company or to the business, Properties or assets of Seller, MIIX or the Company; or (v) result in the creation or imposition of any Lien on any of the Properties or assets of Seller, MIIX or the Company (including the Shares).

          Section 3.07. Charter. Seller and MIIX have delivered to Buyer true, complete and correct copies of the Charter and the By-laws of the Company and all amendments thereof. The minute books of the Company accurately reflect in all material respects all resolutions adopted at all meetings (and consents in lieu of meetings) of its shareholders and all resolutions adopted at all meetings (and consents in lieu of meetings) of its Board of Directors and all committees of its Board of Directors.

          Section 3.08. Consents. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Governmental Authority, is required to be obtained, made or given by or with respect to Seller, MIIX or the Company in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than those set forth on Schedule 3.08.

          Section 3.09. Compliance with Law. Since May 29, 1998, the Company has complied in all material respects with, and is now complying in all material respects with, all foreign, federal, state and local statutes, laws, regulations, ordinances, judgments, injunctions, orders, licenses, approvals, permits and other requirements (collectively, "Laws") applicable to the Company or its business, Properties or assets.

          Section 3.10. Litigation. Except as set forth on Schedule 3.10, there are no actions, suits, proceedings, claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Seller or MIIX, threatened (i) against or involving the Company or its business, Properties or assets or (ii) which question the validity of this Agreement or any action taken by Seller, MIIX or the Company pursuant to this Agreement or the transactions contemplated hereby.

          Section 3.11.  Insurance  Licenses.  Seller and MIIX have delivered to
Buyer true, complete and correct copies of all insurance licenses and authorizations from each jurisdiction set forth on Schedule 3.01 (collectively, the "Insurance Licenses"); except as set forth on Schedule 3.11, no event has occurred that, with or without notice or lapse of time or both, could reasonably be expected to result in the revocation, suspension, lapse or limitation of any of such Insurance Licenses. The Company has not transacted any insurance business in any jurisdiction requiring an insurance license therefor in which it did not possess such an insurance license.

          Section 3.12. Contracts. (a) Schedule 3.12 sets forth a true, complete and correct list of each Contract (collectively, the "Scheduled Contracts") to which the Company is a party or by which it is bound that is currently in effect (other than direct insurance policies written by the Company in the ordinary course of business and the Third Party Reinsurance Agreements) including all Contracts relating to: transactions with Affiliates, including tax allocation agreements and credit facilities; managing general agents; agents and brokers; borrowing of money; purchase of materials; supplies, equipment, products or services; the use of trademarks, trade names or copyrights; distribution of insurance products; or leases (capital or otherwise).

          (b) With respect to the Company's performance of its obligations under the Scheduled Contracts, no event of default or non-compliance, or event which with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Scheduled Contract. With respect to the performance by any other party of its obligations under the Scheduled Contracts, no event of default or non-compliance, or event which with the passage of time, giving of notice or both, would constitute such an event of default or non-compliance, has occurred or is continuing under any such Scheduled Contract.

          Section 3.13. Finder's Fees. Except for Prisco Consulting, Inc., all the fees and expenses of which have been paid or will be paid by Seller, MIIX or their Affiliates, no broker or finder has acted directly or indirectly for Seller, MIIX or any of their Affiliates in connection with this Agreement or the transactions contemplated hereby, nor has Seller, MIIX or any of their
Affiliates taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any valid claim against Buyer or the Company for any broker's or finder's fee or other commission or compensation.

          Section 3.14. Statutory Statements. Seller and MIIX have delivered to Buyer true, correct and complete copies of the Annual Statements of the Company as filed with the New York Insurance Department for the years ended December 31, 2002, 2003 and 2004 and each Quarterly Statement filed with the New York Insurance Department subsequent to the filing of the 2004 Annual Statement of the Company, in each case including all exhibits, interrogatories, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, the "Statutory Statements"). The Statutory Statements were prepared in conformity with SAP and present fairly the statutory financial position of the Company as at the respective dates thereof and the results of operations of the Company for the respective periods then ended. The Statutory Statements complied in all material respects with all applicable Laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Statutory Statements by any Governmental Authority.

          Section 3.15. Assets and Properties. The Company has good and marketable title to all assets and Properties that it purports to own, free and clear of any Liens.

          Section 3.16. Regulatory Filings. Since May 29, 1998, except as set forth on Schedule 3.16, the Company has timely filed, or caused to be timely filed, all reports, statements, documents, registrations, filings, applications or submissions required to be filed by or on behalf of the Company with any Governmental Authority in connection with the business conducted by the Company, the Company is acting in compliance in all material respects with all such reports, statements, documents, registrations, filings, applications and submissions, and all required regulatory approvals in respect thereof are in full force and effect. Except as disclosed in Schedule 3.16, (i) all such reports, statements, documents, registrations, filings, applications and submissions were in compliance in all material respects with applicable Law when filed or as amended or supplemented and there were no material omissions therefrom, and (ii) no material deficiencies have been asserted by any Governmental Authority with respect to such reports, statements, documents, registrations, filings, applications or submissions that have not been satisfied.

          Section 3.17. Employee Benefits. As of the Closing Date, the Company will not maintain, contribute to or otherwise participate in any Plan and will not have any Liabilities under any Plan.

          Section 3.18. Company Liabilities. As of the Closing Date, the Company will have no Liabilities, whether known, unknown or contingent, and whether for insurance losses or otherwise, except for Liabilities for Taxes and Liabilities reinsured pursuant to the Third Party Reinsurance Agreements.

          Section 3.19. No Material Adverse Change. Since December 31, 2003, no Material Adverse Effect has occurred with respect to the Company.

          Section 3.20. Intangible Property. Since May 29, 1998, the Company has not received written notice that it is infringing (or is alleged to be infringing) on any trademark, trade name registration, copyright or any application pending therefor.

          Section 3.21. Insurance. The Company, Seller, MIIX or their Affiliates maintain insurance policies covering the Company and its officers and directors, in such amounts and for such coverages as is reasonable and customary for the business of the Company. All of such policies are in full force and effect, there are no overdue premiums thereon, and the Company has not received any notice of any proposed cancellation or non-renewal of any such policies.

          Section 3.22. Employees. The Company has not had any employees since May 29, 1998.

          Section 3.23. Security Deposits. Schedule 3.23 sets forth a true, correct and complete list of all securities deposited by the Company with Governmental Authorities as of the date hereof.

          Section 3.24. Powers of Attorney; Guarantees; Required Insurance; Agents. Except as set forth on Schedule 3.24, the Company does not have any outstanding powers of attorney or any Liability, either accrued, accruing or contingent, as guarantor, surety, cosigner or endorser (other than for purposes of collection in the ordinary course of business of the Company). The Company is not obligated to maintain insurance for the benefit of any Person, including its customers, other than in the ordinary course of its insurance business. As of the Closing Date, the Company will have canceled all Contracts with, and otherwise withdrawn the authority of, all brokers or agents previously appointed by it.

          Section 3.25. Bank Accounts. Schedule 3.25 sets forth a true, correct and complete list of bank accounts and investment accounts maintained by the Company, including the name of each bank or other institution, account numbers and a list of signatories to such account.

          Section 3.26. Reinsurance Contracts. Schedule 3.26 sets forth a true, complete and correct list of (a) all reinsurance and retrocession treaties, agreements, arrangements and placements in force as of the date of this Agreement to which the Company is a ceding or assuming party, and (b) any such treaties, agreements, arrangements or placements that are terminated or expired but under which there may remain any outstanding Liability from or to one or more reinsurers (collectively, the "Third Party Reinsurance Agreements"), and sets forth the effective date of such treaty or agreement and the termination date of any such Third Party Reinsurance Agreements which has a definite termination date. Each Third Party Reinsurance Agreement described in (a) above is in full force and effect to the respective dates noted on Schedule 3.26. Neither the Company nor any of the reinsurers is in default in any respect as to any provision of any Third Party Reinsurance Agreement. No event or circumstance has occurred which would result or cause the Company to be in breach of any provision of any Third Party Reinsurance agreement. There are no material disputes with any party with respect to the terms of any Third Party Reinsurance Agreement or balances due thereunder. No Third Party Reinsurance Agreement contains any provision providing that the other party thereto may terminate such treaty or agreement by reason of the transactions contemplated by this Agreement.

          Section 3.27. Insurance Issued by the Company. The Company has not issued any insurance policies since May 29, 1998.

          Section 3.28. Real Property. The Company has not owned any real property since May 29, 1998.

                                  ARTICLE IV.

                     REPRESENTATIONS AND WARRANTIES OF BUYER

           Buyer hereby represents and warrants to Seller as follows:

          Section 4.01. Corporate Existence. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

          Section 4.02. Authorization; Enforcement. Buyer has the full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Buyer has taken all necessary action to duly and validly authorize its execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer. This Agreement, assuming due execution and delivery by Seller and MIIX constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors rights generally, and by legal and equitable limitations on the availability of specific remedies.

          Section 4.03. No Conflict. Subject to the receipt of the consents and approvals set forth on Schedule 4.04, neither the execution, delivery and performance by Buyer of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of the certificate of incorporation or By-laws of Buyer; (ii) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any material Contract to which Buyer is a party or by or to which it or its assets or Properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority against, or binding upon, or any Contract with, or condition imposed by, any Governmental Authority binding upon, Buyer or the business, Properties or assets of Buyer; or (iv) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to Buyer or to the business, Properties or assets of Buyer.

          Section 4.04. Consents. No consent, license, approval, order or authorization of, or registration, declaration or filing with, any third party, including any Governmental Authority, is required to be obtained, made or given by or with respect to Buyer in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby other than those set forth on Schedule 4.04.

          Section 4.05. Litigation. There are no actions, suits, proceedings, claims or legal, administrative or arbitration proceedings or investigations pending or, to the Knowledge of Buyer, threatened which question the validity of this Agreement or any action taken by Buyer pursuant to this Agreement or the transactions contemplated hereby.

          Section 4.06. Finder's Fees. Except for Merger & Acquisition Services, Inc., all the fees and expenses of which have been paid or will be paid by Buyer or Affiliates of Buyer, no broker or finder has acted directly or indirectly for Buyer or any of its Affiliates in connection with this Agreement or the transactions contemplated hereby, nor has Buyer or any of its Affiliates taken any action in connection with this Agreement or the transactions contemplated hereby so as to give rise to any valid claim against Seller for any broker's or finder's fee or other commission or compensation.

          Section 4.07. Investment Purpose. Buyer is buying the Shares for investment only and not with a view to resale in connection with any distribution of any of the Shares except in compliance with the Act and all other applicable securities laws. Buyer understands that the Shares have not been registered under the Act or under the securities laws of any state and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of in the absence of an effective registration under the Act except pursuant to a valid exemption from such registration.

                                   ARTICLE V.

                            COVENANTS AND AGREEMENTS

          Section 5.01. Conduct of Business of the Company. Except as otherwise contemplated by this Agreement or specifically consented to in writing by Buyer, from the date of this Agreement through the Closing Date, Seller and MIIX shall cause the Company to (i) maintain insurance coverages consistent with past practices, (ii) comply in all material respects with all applicable Laws, (iii) preserve and maintain in full force and effect the Insurance Licenses and (iv) perform in all material respects its obligations under all Contracts to which it is a party or by which it is bound.

          Section 5.02. Restrictions. (a) Except as otherwise contemplated by this Agreement (including Section 5.08 hereof) or specifically consented to in writing by Buyer, from the date of this Agreement through the Closing Date, Seller and MIIX shall not permit the Company to:

          (i)       amend its Charter or By-laws;

          (ii) declare or pay any dividend, make any other distributions to Seller, MIIX or any of its Affiliates;

          (iii) issue any capital stock or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any shares of capital stock;

          (iv)      incur  or  assume  any  Liability  for  borrowed   money  or
                    guarantee any such Liability;

          (v)       subject any of its Properties or assets to any Lien;

          (vi) enter into any agreement or arrangement with Seller, MIIX or any of its Affiliates or any third party;

          (vii) make any change in any method of accounting or accounting practice or policy that would be binding on the Company following the Closing Date, other than those required by SAP or any applicable Law;

          (viii) acquire or agree to acquire by merging or consolidating with any Person or division thereof or otherwise acquire or agree to acquire any assets other than Investment Assets;

          (ix)      enter into any lease of Property;

          (x) issue or renew any policies of insurance or accept any cessions under any contracts of assumed reinsurance;

          (xi)      enter into any agreement or arrangement of reinsurance; or

          (xii) agree, whether in writing or otherwise, to do any of the foregoing.

          (b) Except as specifically consented to in writing by Buyer, Seller and MIIX shall not, and shall not permit the Company to, take any action or omit to take any action that would result in a breach of any representation or warranty of Seller or MIIX contained in this Agreement.

          Section 5.03. Access to Information; Due Diligence. Prior to the Closing Date, Buyer shall be entitled, through its employees, agents and representatives, to make such reasonable investigation of the assets, liabilities, financial condition, Properties, business and operations of the Company as Buyer may reasonably deem necessary or appropriate, and for such purposes to have access to the Books and Records and Contracts of the Company, and access to the personnel of Seller and MIIX with respect to the Company, including an examination of the corporate records and minute books, financial statements, insurance department filings, reports and examinations, summaries of pending litigation, accounting and actuarial methods, in each case wherever located, of the Company. Any such investigation, access and examination shall be conducted during regular business hours upon reasonable prior notice and under other reasonable circumstances, and Seller, MIIX, the Company and their respective employees, agents and representatives, including their respective counsel and independent public accountants, shall cooperate as reasonably requested with such employees and representatives in connection with such investigation, access and examination. Until the Closing Date, Buyer shall hold such documents and other material in confidence unless and until such time as such information otherwise becomes publicly available, and, in the event of the termination of this Agreement, upon request by Seller or MIIX shall deliver to it all documents and other material so obtained by Buyer including all excerpts, abstracts and copies thereof.

          Section 5.04. Acquisition Proposals. Except as contemplated by this Agreement or as specifically consented to in writing by Buyer, from the date hereof through the Closing Date, Seller and MIIX shall not and shall not permit any of their Affiliates or any of the officers, directors, employees, representatives or agents of Seller, MIIX or such Affiliates, directly or indirectly, to solicit, initiate or participate in any way in discussions or negotiations with, or provide any information or assistance to, or enter into any agreement with, any Person or group of Persons (other than Buyer) concerning any acquisition of a substantial equity interest in, or in a merger, consolidation, liquidation, dissolution of the Company (each, an "Acquisition Proposal"), or assist or participate in, facilitate or encourage any effort or attempt by any other Person to do or seek to do any of the foregoing. Each of Seller and MIIX shall promptly communicate to Buyer the terms of any Acquisition Proposal which it or any such other Person may receive.

          Section 5.05. Approvals of Governmental Authorities. (a) Each party shall take, and shall cause its Affiliates to take, all reasonable steps necessary or appropriate, and shall use, and shall cause its Affiliates to use, commercially reasonable efforts, to obtain as promptly as practicable all consents, approvals, authorizations, licenses and orders of Governmental Authorities required to be obtained by such party or any of its Affiliates in connection with the consummation of the transactions contemplated by this Agreement.

          (b) Each party shall reasonably cooperate in seeking to obtain all such consents, approvals, authorizations, licenses and orders, and shall provide and shall cause their respective Affiliates to provide, such information and communications to Governmental Authorities as such Governmental Authorities may reasonably request in connection therewith.

          Section 5.06. Further Assurances. On and after the Closing Date, each of the parties shall execute, and shall cause their respective Affiliates to execute, such reasonable documents, instruments and conveyances and take, and cause their respective Affiliates to take, such further reasonable actions as may be reasonably required or desirable to carry out the transactions contemplated by this Agreement. From and after the Closing Date, any notice or inquiries received by Seller or MIIX on behalf of the Company will be promptly forwarded or referred to Buyer or the Company.

          Section 5.07. Notification of Changes. (a) Seller and MIIX shall promptly notify Buyer in writing of any event or the existence of any state of facts that Seller or MIIX become aware of prior to the Closing Date that would
(i) make any of the representations and warranties of Buyer, Seller or MIIX contained in this Agreement untrue or inaccurate or (ii) otherwise constitute a Material Adverse Effect. Seller and MIIX shall also promptly notify Buyer in writing of any breach by Buyer of any representation, warranty or covenant of Buyer contained in this Agreement that Seller or MIIX become aware of prior to the Closing Date.

          (b) Buyer shall promptly notify Seller and MIIX in writing of any event or the existence of any state of facts that Buyer becomes aware of prior to the Closing Date that would make any of the representations and warranties of Buyer, Seller or MIIX contained in this Agreement untrue or inaccurate. Buyer shall also promptly notify Seller and MIIX in writing of any breach by Seller or MIIX of any representation, warranty or covenant of Seller or MIIX contained in this Agreement that Buyer becomes aware of prior to the Closing Date.

          Section 5.08. Cooperation. Seller and MIIX agree to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to satisfy all conditions precedent to and to consummate the transaction contemplated by this Agreement.

          Section 5.09. Performance of Conditions. Seller and MIIX shall, and shall cause the Company to, take all reasonable steps necessary or appropriate, and shall use all commercially reasonable efforts, to effect as promptly as practicable the satisfaction of the conditions required to be satisfied in order for Buyer, Seller and MIIX to consummate the transactions contemplated by this Agreement, including all conditions set forth in Section 7.01. Buyer shall take all reasonable steps necessary or appropriate, and shall use all commercially reasonable efforts, to effect as promptly as practicable the satisfaction of the conditions required to be satisfied in order for Buyer, Seller and MIIX to consummate the transactions contemplated by this Agreement, including all conditions set forth in Section 7.02.

          Section 5.10. Court Approval. Seller and MIIX shall use their commercially best efforts to obtain Court Approval.

          Section 5.11. Publicity. (a) Seller, MIIX and Buyer agree that, from the date hereof through 60 days following the Closing Date, no public release or announcement concerning the transactions contemplated hereby shall be issued by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld), except such release or announcement as may be required by law, in which case to the extent practical the party required to make the release or announcement shall allow the other party three Business Days (or such shorter period of time in order for the party required to make the announcement to be in compliance with all applicable laws and regulations) to comment on such release or announcement in advance of such issuance. The foregoing shall not apply to any filings or submissions to be made with any Governmental Authorities pursuant to Section 5.05 herein.

          (b) Seller and MIIX hereby consent to the issuance by Buyer of press releases substantially in the forms attached hereto as Exhibit A and Exhibit B.

          Section 5.12. Authority, Bank Accounts, Etc. Resignations, appropriately executed signature cards, and all other documentation needed in preparation for closing bank and other investment accounts of the Company and deposits maintained by the Company with any Governmental Authority, or transferring signature authority therefor, will be provided to Buyer by Seller or MIIX upon the Closing. Seller and MIIX will reasonably cooperate with and assist Buyer in obtaining, subsequent to the Closing, any statutory or regulatory approvals required to enable the Company to make the appropriate closings or transfers, including transfers of signature authorization, and in providing all notices thereof as may be required by appropriate Governmental Authorities. From and after the Closing, no agent or officer of Seller or MIIX shall take any action with respect to any such accounts or deposits other than as may be expressly authorized in writing by Buyer.

                                   ARTICLE VI.

                                      TAXES

Section 6.01. Tax Returns Filed and Taxes Paid by Seller and MIIX. Seller and MIIX represent and warrant to Buyer that: (i) all Tax Returns required to be filed by Seller, MIIX or the Company on or before the Closing Date with respect to the Company have been or will be filed in a timely manner (taking into account all extensions of due dates); (ii) all Taxes payable by Seller, MIIX or the Company attributable to the Company that are or were due and payable on or before the Closing Date (without regard to whether such Taxes have been assessed) have been or will be timely paid; (iii) except as set forth on
Schedule 6.01, no deficiencies for any Taxes for which the Company may be liable have been asserted in a writing received by Seller,

MIIX or the Company or assessed against the Company which remain unpaid; (iv) except as set forth on Schedule 6.01, the Company has not been notified in writing by any taxing authority of any audit or investigation with respect to any liability for Taxes for which the Company may be liable and with respect to which the applicable statute of limitations has not expired; (v) except as set forth on Schedule 6.01, there are no agreements in effect to extend the statute of limitations for the assessment or collection of any Tax for which the Company may be liable; and (vi) Seller, MIIX and the Company are members of a group that will file a federal consolidated income tax return which will include the operations of the Company through the Closing Date.

          Section 6.02. Post-Closing Access to Books and Records and Cooperation. After the Closing, Seller, MIIX and Buyer will each afford (or cause their respective Affiliates to afford) to the other or to such other's representatives or agents reasonable access during normal business hours (on terms not unreasonably disruptive to the business, operations or employees of the party or parties of which access is sought) to the Books and Records pertaining to taxable years or periods ending on or prior to the Closing Date and to the Company's auditors for the purpose of obtaining information relating to Taxes, to the extent such access is reasonably necessary: (i) to prepare and complete any Tax filings required to be made hereunder; (ii) to prosecute or defend on behalf of the Company litigation controlled by Seller, MIIX or Buyer, as the case may be, under Section 6.03 of this Agreement; (iii) to comply with requests made by any Tax authority conducting an audit, investigation or inquiry relating to the Company's activities; and (iv) to satisfy any other request of Seller, MIIX or Buyer, as the case may be, which is reasonable under the circumstances. Seller and MIIX shall hold in confidence all information obtained pursuant to this Section 6.02, directly or indirectly (except to the extent that such information otherwise becomes public other than through actions of Seller, MIIX or their Subsidiaries or Affiliates), and will not disclose any such information other than (i) to directors, officers, employees, and agents of Seller and MIIX who need to know such information for the purposes for which it was obtained and (ii) as required by applicable law or regulation. Buyer shall hold in confidence all information obtained pursuant to this Section 6.02, directly or indirectly, (except to the extent that such information otherwise becomes public other than through actions of Buyer or its Subsidiaries or Affiliates, including the Company) and will not disclose any such information other than (i) to directors, officers, employees, and agents of Buyer or the Company who need to know such information for the purposes for which it was obtained and (ii) as required by applicable law or regulation.

          Section 6.03. Liability and Indemnification for Taxes and Related Matters.

          (a) Seller's Liability for Taxes. Seller and MIIX shall be liable for all federal income taxes imposed on the Company for periods through the Closing Date, including taxes imposed on the deemed asset sale under Section 338(h)(10) of the Code. Seller and MIIX shall also be liable for and shall indemnify Buyer for all other Taxes, including any obligation to contribute to the payment of a Tax determined on a consolidated, combined or unitary basis with respect to a group of corporations that includes or included the Company (A) imposed on Seller's Group (other than the Company) for any taxable year and (B) imposed on the Company or for which the Company may otherwise be liable (1) for any taxable year or period that ends on or before the Closing Date, (2) with respect to any taxable year or period beginning before and ending after the Closing Date, for the portion of such taxable year or period ending on the Closing Date, or (3) arising out of a breach or inaccuracy of any representation contained in Section 6.01.

          (b) Buyer's Liability for Taxes. Buyer shall be liable for and shall indemnify Seller and MIIX for the Taxes of the Company for any taxable year or period that begins after the Closing Date and, with respect to any taxable year or period beginning before and ending after the Closing Date, the portion of such taxable year beginning after the Closing Date.

          (c) Taxes for Short Taxable Year. Seller, MIIX and Buyer shall close the taxable period of the Company as of the close of business on the Closing Date, unless such action is prohibited by law. In any case where applicable law prohibits the Company from closing its taxable year on the Closing Date then, for purposes of Sections 6.03(a) and 6.03(b), the determination of the Taxes of the Company for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined on the basis of an interim closing of the books as of the close of business on the Closing Date, except that exemptions, allowances, deductions or minimum amounts that are calculated on an annual basis, such as the deduction for depreciation, shall be ratably apportioned on a time basis.

          (d) Adjustment to Purchase Price. Any payment by Buyer, Seller or MIIX under Section 6.03 will be an adjustment to the Purchase Price unless a determination (as defined in Section 1313 of the Code) with respect to the indemnitee causes any such payment not to constitute an adjustment to the Purchase Price for federal income tax purposes.

          (e) Preparation and Filing of Tax Returns. Seller and MIIX shall cause to be prepared and timely filed, taking into account all valid extensions of time to file, all Tax Returns of the Company (or Tax Returns in which the Company is required to be included) that are due to be filed for any taxable years or periods ending on or before the Closing Date. All such Tax Returns shall be prepared consistent with past practices, and Seller and MIIX shall provide Buyer a pro forma copy of each such Tax Return as filed as it relates to the Company. Seller and MIIX shall pay or cause to be paid all Taxes shown to be due on Tax Returns that it is responsible for preparing and filing under this Agreement.

          Buyer shall cause to be prepared and timely filed, taking into account all valid extensions of time to file, all non-income Tax Returns of the Company (or Tax Returns in which the Company is required to be included) that are due to be filed for any taxable years or periods that begin on or before the Closing Date and end after the Closing Date ("Straddle Period"). Taxes for a Straddle Period shall be the joint responsibility of Seller, MIIX and Buyer and shall be apportioned between Seller, MIIX and Buyer based on an interim closing of the books. Buyer shall pay to the appropriate taxing authority the full amount of Taxes shown on any Straddle Period Tax Return, and Seller and MIIX shall promptly reimburse Buyer for Seller's and MIIX's share of such Taxes as determined under this Section 6.03(e).

          (f) Contest Provisions. Buyer shall promptly notify Seller and MIIX in writing upon receipt by Buyer, any of Buyer's Affiliates or the Company of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of the Company for which Seller and MIIX would be required to indemnify Buyer pursuant to Section 6.03(a), provided that failure to comply with this provision shall not affect Buyer's right to indemnification hereunder except to the extent such failure directly results in an increase in the amount for which Seller is liable under
Section  6.03(a).

Seller and MIIX shall promptly notify Buyer in writing upon receipt by Seller, MIIX or any of their Affiliates of notice of any pending or threatened federal, state, local or foreign Tax audits or assessments which may affect the Tax liabilities of the Company for which Buyer would be required to indemnify Seller and MIIX pursuant to Section 6.03(b), provided that failure to comply with this provision shall not affect Seller's or MIIX's right to indemnification hereunder except to the extent such failure directly results in an increase in the amount for which Buyer is liable under Section 6.03(b).

          Seller and MIIX shall have the sole right to represent the Company's interests in any Tax audit or administrative or court proceeding relating to taxable years or periods ending on or before the Closing Date, and to employ counsel of its choice and expense. Notwithstanding the foregoing, in the case of Taxes other than income taxes, Seller and MIIX shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Buyer or the Company for any period to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carry forwards) without the prior written consent of Buyer. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Seller and MIIX have indemnified Buyer against the effects of any such settlement.

          Seller and MIIX shall be entitled to participate at their own expense in the defense of any claim for Taxes for a year or period ending after the Closing Date which may be subject to indemnification by Seller and MIIX pursuant to Section 6.03(a) and, with the written consent of Buyer and at Seller's and MIIX's sole expense, may assume the entire defense of such Tax claim if assumption of such defense is permitted by law. Neither Buyer nor the Company may agree to settle any Tax claim for the portion of the year or period ending on the Closing Date which may be the subject of indemnification by Seller and MIIX under Section 6.03(a) without the prior written consent of Seller and MIIX which consent shall not be unreasonably withheld.

          Buyer shall have the sole right to represent the Company's interests in the defense of any claim for Taxes relating to taxable years or periods beginning on or after the Closing Date. Notwithstanding the foregoing, in the case of Taxes other than income taxes, Buyer shall not be entitled to settle after the Closing Date, either administratively or after the commencement of litigation, any claim for Taxes which would adversely affect the liability for Taxes of Seller, MIIX or the Company for any period for which Seller and MIIX must indemnify Buyer pursuant to Section 6.03(a) to any extent (including, but not limited to, the imposition of income Tax deficiencies, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carry forwards) without the prior written consent of Seller and MIIX. Such consent shall not be unreasonably withheld, and shall not be necessary to the extent that Buyer has indemnified Seller and MIIX against the effects of any such settlement.

          Section 6.04. Section 338(h)(10) Election.

          (a) Buyer, Seller and MIIX shall make a joint election under Section 338(h)(10) of the Code and under any comparable or equivalent provisions of state or local law with respect to the purchase of the Shares by Buyer (the "Election"). Seller, MIIX and Buyer shall report, in connection with the determination of Taxes, the transactions contemplated by this Agreement in a manner consistent with the Election, including the reasonable determination of the fair market value of the assets of the Company and the allocation of the deemed purchase price among the assets of the Company within the meaning of
Section 338(h)(10) of the Code and the Treasury Regulations promulgated thereunder.

          (b) Buyer shall be responsible for the preparation and filing of all forms and documents required in connection with the Election. In connection with the Election, not later than 60 Business Days prior to the required due date thereof, Buyer shall provide Seller and MIIX with copies of (i) a properly executed Form 8023A (or any successor form), (ii) all attachments required to be filed therewith pursuant to applicable Treasury Regulations and (iii) any comparable forms and attachments with respect to any applicable state or local elections being made pursuant to the Election. Seller and MIIX shall execute and deliver to Buyer within 45 days of the required due date therefor, such documents or forms as are required by any Tax laws to properly complete the Election provided all information required to be furnished to the Internal Revenue Service pursuant to the Election complies with the requirements of
Section 338(h)(10) of the Code and the said Treasury Regulations promulgated thereunder. Seller, MIIX and Buyer shall cooperate fully with each other and make available to each other such Tax data and other information as may be reasonably required by Seller, MIIX or Buyer in order to timely file the Election and any other required statements or schedules. Buyer shall promptly execute and deliver to Seller and MIIX any amendments made to Form 8023A (or any successor form) (and any comparable state and local forms) subsequent to the filing of the Election and any attachments which are required to be filed under applicable law, including any amendments to Form 8023A (or any successor form) necessitated by any indemnification payments made pursuant to Section 8.01 or 6.03(a).

          (c) Seller and MIIX shall take no action which is inconsistent with the requirements for filing the Election under the Code and the applicable Treasury Regulations.

          (d) To the extent permitted by state or local laws, the principles and procedures of this Section 6.04 shall also apply with respect to any and all Elections.

          (e) Buyer shall have no liability to Seller or MIIX for, and shall not be deemed to have indemnified, under any provision of this Agreement or otherwise, Seller or MIIX from and against, for or in respect of, any Taxes which may be imposed upon or assessed against Seller or MIIX as a result of the Election.

          Section 6.05. Survival of Obligations. The obligations of the parties set forth in Article 6 shall be unconditional and absolute and shall remain in effect for the period of the relevant statute of limitations applicable to the Taxes at issue.

                                  ARTICLE VII.

                            CONDITIONS TO THE CLOSING

          Section 7.01. Conditions Precedent to Obligation of Buyer. The obligation of Buyer to consummate the Closing is subject to satisfaction of the following conditions on or prior to the Closing Date (unless expressly waived in writing by Buyer on or prior to the Closing Date):

          (a) Compliance by Seller and MIIX. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Seller and MIIX on or prior to the Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by Seller and MIIX in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects as of such date or period.

          (b) Compliance Certificate. Seller and MIIX shall deliver to Buyer a certificate dated the Closing Date and signed by an executive officer of Seller certifying that the conditions specified in subsection 7.01(a) have been fulfilled.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.

          (d) Litigation. No suit, action, investigation, inquiry or other proceeding by any Governmental Entity or arbitrator shall be pending which (i) questions the validity or legality of, or seeks to restrain, enjoin, alter, delay or otherwise prohibit the consummation of the transactions contemplated by this Agreement, (ii) which could reasonably be expected to have a Material Adverse Effect or (iii) which might impair or otherwise adversely affect the ability of the Company to conduct an insurance business in the manner in which it is being conducted as of December 22, 2004.

          (e) Consents and Approvals. All consents, licenses, approvals, orders, authorizations, registrations, declarations and filings with, and notices to each Governmental Authority and each other Person required in connection with the consummation of the transactions contemplated hereby, including, without limitation, approval from the New York State Insurance Department pursuant to
Section 1506 of the New York Insurance Laws, shall have been duly obtained, made or given and shall be in full force and effect at the Closing, without the imposition of any conditions or limitations that are unacceptable to Buyer in its reasonable discretion. Each of the Insurance Licenses shall be in effect and in good standing as of the Closing Date.

          (f) Court  Approval.  Seller and MIIX shall  have  delivered  to Buyer
evidence  that  the  Court  approved  the   consummation  of  the   transactions
contemplated by this Agreement ("Court Approval").

          (g) Books and Records. Seller and MIIX shall deliver to Buyer originals or copies of the Books and Records.

          (h) Termination of Agreements. Seller and MIIX shall have delivered to Buyer evidence, satisfactory in form and substance to Buyer, that all Scheduled Contracts between the Company and Seller or MIIX shall have been terminated or assigned to, and assumed by, Seller, or MIIX and Seller or MIIX will have caused the Company to be fully released from all obligations and liabilities with respect to such Scheduled Contracts.

          (i) Adjusted Statutory Surplus. On the Business Day immediately preceding the Closing Date, Seller and MIIX shall deliver to Buyer a certificate signed on behalf of MIIX setting forth the Adjusted Statutory Surplus as of the close of business on the second Business Day immediately preceding the Closing Date, including a listing of Investment Assets and the Fair Market Value of such assets. The parties shall work together in good faith to determine the Adjusted Statutory Surplus.

          (j) Resignation of Officers and Directors. Buyer shall have received the written resignation of each officer and director of the Company, effective as of the Closing Date.

          (k) No Material Adverse Effect. During the period from the date of this Agreement until the Closing Date, there shall not have occurred a Material Adverse Effect or any change, event or state of circumstances or facts that may reasonably be expected to have a Material Adverse Effect.

          Section 7.02. Conditions Precedent to Obligations of Seller and MIIX. The obligations of Seller and MIIX to consummate the Closing are subject to satisfaction of the following conditions on or prior to the Closing Date (unless expressly waived in writing by Seller and MIIX on or prior to the Closing Date):

          (a) Compliance by Buyer. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with and performed by it in all material respects, and the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that are given as of a particular date and relate solely to a particular date or period shall be true and correct in all material respects as of such date or period.

          (b) Compliance Certificate. Buyer shall deliver to Seller and MIIX a certificate dated the Closing Date and signed by an executive officer of Buyer certifying that the conditions specified in subsection 7.02 have been fulfilled.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Closing shall be in effect.

          (d) Consents and Approvals. All consents, licenses, approvals, orders, authorizations, registrations, declarations and filings with, and notices to, each Governmental Authority and each other Person required in connection with the consummation of the transactions contemplated hereby, including, without limitation, approval from the New York State Insurance Department pursuant to
Section 1506 of the New York Insurance Laws, shall have been duly obtained, made or given and shall be in full force and effect at the Closing, without the imposition of any conditions or limitations that are unacceptable to Seller in its reasonable discretion.

          (e) Court Approval. Seller shall have received Court Approval.

          (f) Corporate Action.

          (i) Seller shall have received from Buyer a certificate of the Secretary or Assistant Secretary of Buyer certifying as to the incumbency and signatures of the officers of Buyer executing this Agreement.

          (ii) Seller shall have received from Buyer resolutions of the Board of Directors of Buyer, certified by the Secretary or Assistant Secretary of Buyer, approving and authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                                  ARTICLE VIII.

                                 INDEMNIFICATION

          Section 8.01. Indemnification by Seller and MIIX.

          (a)  Seller  and MIIX  hereby  agree  to  indemnify,  defend  and hold harmless Buyer and the Company and their respective managers, officers, directors, employees, Affiliates, agents, successors and assigns (collectively, the "Buyer Indemnitees") from and against, for and in respect of any and all Losses which any of them may sustain based upon, arising out of or otherwise in respect of (i) any actual or alleged inaccuracy in or breach of any representation or warranty of Seller and MIIX contained in this Agreement or in any schedule, or in any certificate, instrument or other document delivered in connection with the Closing or (ii) any actual or alleged breach of any covenant or agreement of Seller and MIIX contained in this Agreement (other than the covenants of Seller and MIIX contained in Article 6, the indemnification obligations of which are governed by Article 6).

          (b) For purposes hereof, "Loss" and/or "Losses" shall mean any and all losses, liabilities, damages, deficiencies, costs or expenses, including interest, penalties and reasonable attorneys' and accountants' fees and disbursements, after deducting all amounts received by the indemnified party as a recovery under any insurance policy or bond.

          (c) Promptly after receipt by Buyer of notice of (i) any demand, claim or circumstances which, with the lapse of time, would give rise to a Loss with respect to which a Buyer Indemnitee would be entitled to indemnification pursuant to this Section 8.01 or (ii) any claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss with respect to which a Buyer Indemnitee would be entitled to indemnification pursuant to this Section 8.01, Buyer shall give notice thereof to Seller and MIIX, describing in reasonable detail such demand, claim, circumstances or Asserted Liability and the specific circumstances thereof, and indicating the amount (estimated, if necessary) of the Loss that has been or may be suffered by such Buyer Indemnitee in connection therewith. Buyer's failure to give notice of any such demand, claim, circumstances or Asserted Liability to Seller and MIIX in a prompt manner will not be deemed a waiver of the Buyer Indemnitee's right to indemnification hereunder for Losses in connection herewith, but the amount of indemnification to which the Buyer Indemnitee is entitled shall be reduced by the amount, if any, by which the Buyer Indemnitee's Losses would have been less had such notice been given promptly.

          Section 8.02. Buyer's Obligation to Indemnify.

          (a) Buyer hereby agrees to indemnify, defend and hold harmless Seller, MIIX and their officers, directors, employees, Affiliates, agents, successors and assigns (collectively, the "Seller Indemnitees") from and against, for and in respect of any and all Losses which any of them may sustain based upon, arising out of or otherwise in respect of (i) any actual or alleged inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or in any schedule, or in any certificate, instrument or other document delivered in connection with the Closing or (ii) any actual or alleged breach of any covenant or agreement of Buyer contained in this Agreement (other than the covenant of Buyer contained in Article 6, the indemnification obligations of which are governed by Article 6).

          (b) Promptly after receipt by Seller and MIIX of notice of (i) any demand, claim or circumstances which, with the lapse of time, would give rise to a Loss with respect to which a Seller Indemnitee would be entitled to indemnification pursuant to this Section 8.02 or (ii) an Asserted Liability that may result in a Loss with respect to which a Seller Indemnitee would be entitled to indemnification pursuant to this Section 8.02, Seller and MIIX shall give notice thereof to Buyer, describing in reasonable detail such demand, claim, circumstances or Asserted Liability and the specific circumstances thereof, and indicating the amount (estimated, if necessary) of the Loss that has been or may be suffered by such Seller Indemnitee in connection therewith. Seller's and MIIX's failure to give notice of any such demand, claim, circumstances or Asserted Liability to Buyer in a prompt manner will not be deemed a waiver of the Seller Indemnitee's right to indemnification hereunder for Losses in connection herewith, but the amount of indemnification to which the Seller
Indemnitee is entitled shall be reduced by the amount, if any, by which the Seller Indemnitee's Losses would have been less had such notice been given promptly.

          Section 8.03. Right to Contest Third Party Claims. The indemnifying party shall have the right, upon written notice to the indemnified party, to investigate, contest, defend or settle any Asserted Liability that may result in a Loss with respect to which the indemnified party is entitled to indemnification pursuant to this Article 8; provided, that the indemnified party may, at its option and at its own expense, participate in the investigation, contesting, defense or settlement of any such Asserted Liability through representatives and counsel of its own choosing; and, provided further, that the indemnifying party shall not settle any Asserted Liability unless such settlement is on exclusively monetary terms or the indemnified party shall have consented to the terms of such settlement. Unless and until the indemnifying party elects to defend the Asserted Liability, the indemnified party shall have the right, at its option and at the expense of the indemnifying party, to do so in such a manner as it deems appropriate. Except as otherwise provided in the first sentence of this Section 8.03, the indemnifying party shall bear all costs of defending any Asserted Liability.

          Section 8.04. Indemnification for Taxes. Notwithstanding anything in this Article 8 to the contrary, any indemnifiable Loss or third party claims based on, attributable to or resulting from any misrepresentation or the breach or inaccuracy of any representation or warranty made by Seller and MIIX in
Article 6, or the failure to comply with any covenant or agreement on the part of the parties hereto contained in Article 6, will be governed exclusively by
Article 6.

          Section 8.05. Exclusive Remedy. From and after the Closing, the indemnification provided under this Article 8 shall be Buyer's, Seller's and MIIX's (and their Affiliate's) sole and exclusive remedies, each against the other, based on, attributable to or resulting from any misrepresentation or the breach or inaccuracy of any representation or warranty contained in this Agreement or the failure to comply with any covenant or agreement on the part of the parties hereto contained in this Agreement.

                                   ARTICLE IX.

                                   TERMINATION

          Section 9.01. Termination. This Agreement may be terminated at any time prior to the Closing: (i) by mutual written consent of Seller, MIIX and Buyer or (ii) by either Buyer, Seller or MIIX if the Closing shall not have occurred on or before December 31, 2005; provided, however, that the right to terminate this Agreement under Section 9.01(ii) will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

          Section 9.02. Effect of Termination. If this Agreement is terminated pursuant to Section 9.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except with respect to Section
11.10 and the confidentiality provisions set forth in Section 5.03 and except that nothing herein will relieve any party from liability for any prior breach of this Agreement.

                                   ARTICLE X.

                                    SURVIVAL

          Notwithstanding any right of Buyer to fully investigate the affairs of the Company and notwithstanding any Knowledge of facts determined or determinable by Buyer pursuant to such investigation or right of investigation, Buyer has the right to rely fully upon the representations and warranties, covenants and agreements of Seller and MIIX contained in this Agreement or in any other certificate or instrument delivered at the Closing. Notwithstanding any right of Seller or MIIX to fully investigate the affairs of the Company and notwithstanding any Knowledge of facts determined or determinable by Seller or MIIX pursuant to such investigation or right of investigation, Seller and MIIX have the right to rely fully upon the representations and warranties, covenants and agreements of Buyer contained in this Agreement or in any other certificate or instrument delivered at the Closing. Each of the representations and warranties, covenants and agreements of Seller, MIIX and Buyer under this Agreement will survive the execution and delivery of this Agreement and the Closing and remain in effect until the expiration of the applicable statute of limitations period for any claims made in respect of the matters referred to therein.

                                  ARTICLE XI.

                            MISCELLANEOUS PROVISIONS

          Section 11.01. Corporate Records. Seller and MIIX shall provide to Buyer and cause their Affiliates to provide access to records of the Company retained by Seller or MIIX to the extent reasonably required for Buyer to prepare and file financial and regulatory reports. Any such access shall be in accordance with the conditions specified in Section 5.03 as to cooperation and the conduct of any investigation, access or examination.

          Section 11.02. Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

          Section 11.03. Schedules. The Schedules to this Agreement that are specifically referred to herein are a part of this Agreement as if fully set forth herein. All references herein to Articles, Sections, subsections, paragraphs, subparagraphs, clauses and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          Section 11.04. Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

          Section 11.05. Entire Agreement. This Agreement and its Schedules constitute the entire agreement between the parties hereto relating to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no general or specific warranties, representations or other agreements by or among the parties in connection with the entering into of this Agreement or the subject matter hereof except as specifically set forth or contemplated herein.

          Section 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New Jersey (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws).

          Section 11.07. Binding Effect; No Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives, whether by merger, consolidation or otherwise. This Agreement may not be assigned by any party without the prior written consent of the other parties hereto; provided, however, that Buyer retains the right to assign this Agreement, in whole or in part, to one or more of Buyer's wholly-owned Subsidiaries.

          Section 11.08. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery), to the parties at the following address:

                           if to Seller or MIIX, to:

                           MIIX Insurance Company in Rehabilitation
                           P.O. Box 39
                           102 Front Street
                           Riverside, NJ 08075
                           Facsimile: (856) 764-1659
                           Telephone: (866) 670-6449 ext. 332
                           Attention: Kenneth Watson

                           With a copy to:

                           MIIX Insurance Company in Rehabilitation
                           P.O. Box 39
                           102 Front Street
                           Riverside, NJ 08075
                           Facsimile: (856) 764-1659
                           Telephone: (866) 670-6449 ext. 333
                           Attention: Richard Moore

                           if to Buyer, to:

                           Tower Group, Inc.
                           120 Broadway, 14th Floor
                           New York, NY 10271
                           Facsimile: (212) 655-2199
                           Telephone: (212) 655-2000
                           Attention:  Steven G. Fauth

                           With a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, NY  10019-5389
                           Facsimile: (212) 424-8500
                           Telephone: (212) 424-8000
                           Donald B. Henderson, Jr.

          Any party may, by notice given in accordance with this Section 11.08 to the other parties, designate another address or Person for receipt of notices hereunder provided that notice of such a change shall be effective upon receipt.

          Section 11.09. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

          Section 11.10. Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, actuaries and accountants, shall be paid by the party incurring such costs or expenses.

          Section 11.11. No Joint Venture or Partnership Intended. Notwithstanding anything herein to the contrary, the parties hereby acknowledge and agree that it is their intention and understanding that the transactions contemplated hereby do not in any way constitute or imply the formation of a joint venture or partnership between Buyer, Seller and MIIX.

          Section 11.12. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, Seller, MIIX and Buyer direct that such court interpret and apply the remainder of this Agreement in the manner that it determines most closely effectuates their intent in entering into this
Agreement, and in doing so particularly take into account the relative importance of the term, provision, covenant or restriction being held invalid, void or unenforceable.

          Section 11.13. No Third Party Beneficiaries. Except as otherwise specifically provided in Article 8, nothing in this Agreement is intended or shall be construed to give any Person (including, but not limited to, the employees of Seller, MIIX or their Affiliates), other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section   11.14.   Interpretation.   Whenever  the  words   "include,"
"includes," or "including," are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

          Section 11.15. Negotiated Agreement. This Agreement has been negotiated by the parties and the fact that the initial and final draft will have been prepared by either party will not give rise to any presumption for or against any party to this Agreement or be used in any respect or forum in the construction or interpretation of this Agreement or any of its provisions.

          Section  11.16.  Dollar  References.  All  dollar  references  in this
Agreement are to, and all transactions under this Agreement shall be, in the currency of the United States.

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                                           LAWRENCEVILLE HOLDINGS, INC.



                                        By: /s/ Kenneth Watson
                                           -------------------------------------
                                           Name:  Kenneth Watson
                                           Title: Assistant Deputy Rehabilitator


                                           MIIX INSURANCE COMPANY IN
                                           REHABILITATION



                                        By: /s/ Kenneth Watson
                                           -------------------------------------
                                           Name:  Kenneth Watson
                                           Title: Assistant Deputy Rehabilitator


                                           TOWER GROUP, INC.



                                        By: /s/ Steven G. Fauth
                                           -------------------------------------
                                           Name:  Steven G. Fauth
                                           Title: Secretary

                                  Schedule 3.01

Jurisdictions:
--------------

    1. New York

    2. New Jersey (limitations on license attached)

                                  Schedule 3.08

Seller Consents:
----------------

    1. Superior Court of New Jersey, Chancery Division, Mercer County

                                  Schedule 3.10

Litigation:
-----------

    None.

                                  Schedule 3.11

Insurance Licenses:
-------------------

    Company is not aware of any event(s) that could reasonably be expected to result in revocation, suspension, lapse or limitation of any license.

                                  Schedule 3.12

Contracts:
----------

    None.

                                  Schedule 3.16

Regulatory Filings:
-------------------

    First Quarter, 2005 Outstanding

                                  Schedule 3.23

Security Deposits:
------------------

                                                            As of April 30, 2005

     Bonds
     Cusip            Description              Maturity    Rate       Market
     -----            -----------              --------    ----       ------

912827 7F 3     United States Treasury Notes  11/15/2006  3.500%   $1,798,812.00
912827 W8 1     United States Treasury Notes   2/15/2006  5.625%   $3,405,745.20
                                                                  --------------
                         Bonds                                     $5,204,557.20

Short Term Investments
----------------------
                Commerce Capital Treasury Obligations              $2,233,412.87
                                                                  --------------
                  Short Term Investments                           $2,233,412.87

                Total on Deposit with New York                     $7,437,970.07
                                                                  ==============

                                  Schedule 3.24

Powers of Attorney; Guarantees:
-------------------------------

    None.

                                  Schedule 3.25

Bank Accounts:
--------------


Commerce Bank     #6126001-Superintendent  of Insurance of the State of New York
                           FBO MIIX Insurance Company of New York Capital Management Trust Fund

Commerce Bank     #6126002-Superintendent  of Insurance of the State of New York
                           in Trust for the Security of the policyholders of MIIX Insurance Company of New York

Calvert           #6082031-MIIX Insurance Company of New York c/o
                           Asset Management

                                  Schedule 3.26

Reinsurance Contracts:
----------------------

    None.

                                  Schedule 4.04

Buyer Consents:
---------------

    1. New York State Insurance Department

                                  Schedule 6.01

Tax Deficiencies:
-----------------

    None.